Exhibit 99.(d)(1)(a)

EXHIBIT A*

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee
Aberdeen Tax-Free Income Fund	$0 up to $250 million $250 million up to $1 billion $1 billion and more	0.425 0.375 0.355	% % %

Aberdeen Small Cap Fund	up to $100 million $100 million or more	0.95 0.80	% %

Aberdeen Global Natural Resources Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.70 0.65 0.60	% % %

Aberdeen Equity Long-Short Fund***	$0 up to $1 billion $1 billion and more	1.15 1.00	% %

Aberdeen China Opportunities Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	1.25 1.20 1.15	% % %

Aberdeen Diversified Income Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	All Assets	0.15%

Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)	All Assets	0.15%

Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	All Assets	0.15%

Aberdeen Global Equity Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90 0.85 0.80	% % %

Aberdeen Core Fixed Income Fund	$0 up to $2 billion $2 billion up to $5 billion $5 billion or more	0.30 0.275 0.25	% % %

Aberdeen Asia Bond Fund	All Assets	0.50%

Aberdeen Global Fixed Income Fund**	$0 up to $500 million $500 million up to $1 billion $1 billion and more	0.60 0.55 0.50	% % %

Fund	Assets	Investment Advisory Fee
Aberdeen Global Small Cap Fund**	$0 up to $100 million $100 million and more	1.25 1.00	% %

Aberdeen International Equity Fund	All Assets	0.80%

Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	All Assets	0.90%

Aberdeen Asia-Pacific (ex-Japan) Equity Fund	All Assets	1.00%

Aberdeen Global High Yield Bond Fund	$0 up to $500 million $500 million and more	0.65 0.60	% %

Aberdeen Emerging Markets Debt Local Currency Fund	$0 up to $500 million $500 million and more	0.80 0.75	% %

Aberdeen Ultra-Short Duration Bond Fund	All Assets	0.20%

Aberdeen Asia-Pacific Smaller Companies Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	1.30 1.25 1.15	% % %

Aberdeen U.S. Equity Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.75 0.70 0.65	% % %

Aberdeen U.S. High Yield Bond Fund	$0 up to $500 million $500 million and more	0.60 0.55	% %

Aberdeen Emerging Markets Debt Fund	$0 up to $500 million $500 million and more	0.75 0.70	% %

Aberdeen European Equity Fund	$0 up to $500 million $500 million to $2 billion $2 billion and more	0.90 0.85 0.80	% % %

Aberdeen Latin American Equity Fund	$0 up to $500 million $500 million to $2 billion $2 billion and more	1.10 1.05 1.00	% % %

*                      As most recently updated at the March 6, 2013 Board Meeting.

**               Rates effective as of July 1, 2010.

***        Rates effective as of February 27, 2011.